                                                                     EXHIBIT 5.2
                                                                     -----------





                 [LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]




                                  August 2, 2000






Sky Financial Capital Trust I
Sky Financial Group, Inc.
221 South Church Street
Bowling Green, Ohio 43402

                  Re:  Sky Financial Capital Trust I
                       -----------------------------
Ladies and Gentlemen:

                  We have acted as special Delaware counsel for Sky Financial Capital Trust I, a Delaware business trust (the "Trust"), and Sky Financial Group, Inc., an Ohio corporation (the "Company"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

                  For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

                  (a) The Certificate of Trust of the Trust (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on March 22, 2000;

                  (b) The Original Declaration of Trust, dated as of March 21, 2000, among the Company and the trustees named therein;

                  (c) The Amended and Restated Declaration of Trust (including Annex 1 and Exhibits A-1 and A-2 thereto), dated as of March 31, 2000 (the "Declaration of Trust"), among the Company, as Sponsor, the trustees named therein (the "Trustees") and the holders named therein;

Sky Financial Capital Trust I
August 2, 2000
Page 2

                  (d) The Registration Statement (the "Registration Statement") on Form S-4, including a preliminary prospectus (the "Prospectus") relating to the Series B 9.34% Capital Securities of the Trust representing undivided beneficial interests in the Trust (each, a "Series B Capital Security" and collectively, the "Series B Capital Securities"), as filed by the Company and the Trust with the Securities and Exchange Commission on August 2, 2000; and

                  (e) A Certificate of Good Standing for the Trust, dated August 2, 2000, obtained from the Secretary of State.

                  Initially capitalized terms used herein and not otherwise defined are used as defined in the Declaration of Trust.

                  For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

                  With respect to all documents examined by us, we have assumed
(i) the authenticity of all documents submitted to us as authentic originals,
(ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

                  For purposes of this opinion, we have assumed (i) that the Declaration of Trust constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Declaration of Trust and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation,
(iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Series B Capital Security is to be issued by the Trust (collectively, the "Series B Capital Security Holders") of a Series B Capital Security Certificate for such Series B Capital Security in exchange for a Series A Capital Security, in accordance with the Declaration of Trust and the Prospectus, and (vii) that the Series B Capital Securities will be executed, authenticated and issued to the Series B Capital Security Holders in accordance with the Declaration of Trust and the Prospectus. We have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents.

Sky Financial Capital Trust I
August 2, 2000
Page 3


                  This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

                  Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

                  1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 DEL. C.Sec.3801, ET SEQ.

                  2. The Series B Capital Securities will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

                  3. The Series B Capital Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Series B Capital Security Holders may be obligated to make payments as set forth in the Declaration of Trust.

                  We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,



                                             /s/ Richards, Layton & Finger


DKD/TJH/sek